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                                                                    Exhibit 23.4

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 13, 1998, with respect to the financial statements of the Tower Operations of MobileMedia Communications, Inc. and Subsidiaries included in the Registration Statement (Form S-11 dated July 17, 1998) and related Prospectus of Pinnacle Holdings Inc. for the registration of shares of its common stock.

                                        /s/ Ernst & Young LLP

MetroPark, New Jersey
July 14, 1998